UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported) January 13, 2005

                        Commission File Number 000-28638

                                 BMB MUNAI, INC.
              -----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

               NEVADA                                      30-0233726
  -------------------------------               --------------------------------
  (State or other jurisdiction of               (I.R.S. Employer Identification
   incorporation or organization)                             Number)

                    20A Kazibek Bi Street, Almaty, Kazakhstan
                    -----------------------------------------
                    (Address of principal executive offices)

                                     480100
                                  ------------
                                   (Zip Code)

                              +7 (3272) 58-85-17/47
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                (Registrant's Executive Office Telephone Number)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure and Appointment of Director

         At a meeting of the board of directors of BMB Munai, Inc., (the "Company") on January 13, 2005, Mirgali Kunayev tendered his resignation as a director of the Company. Mr. Kunayev's resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Kunayev's resignation was also not the result of any change in control of the Company.

         In accordance with Section 78.335 of the Nevada Revised Statutes and the Bylaws of the Company, the board of directors appointed Stephen Smoot to fill the vacancy on the Company's board of directors created by the resignation of Mr. Kunayev.

         Following is brief description of the background and business experience of Mr. Smoot during the past five years:

         Stephen Smoot. During the past five years Mr. Smoot has been self-employed as a consultant in the area of foreign technology development and transfer. Mr. Smoot assisted in forming Caspian Service Group Limited, a wholly-owned subsidiary of EMPS Corporation, in December 1999, and served as President of Caspian Services from inception until February 2002. Mr. Smoot served as the Interim President of EMPS Corporation from June 2004 until December 2004. Mr. Smoot is not a director in any other reporting company. Mr. Smoot is 50 years old.

Item 5.03  Amendments to Articles of Incorporation or Bylaws

         As disclosed in the Current Report on Form 8-K filed by the Company on December 22, 2004, the Company received notification on December 21, 2004, that its change of domicile of from Delaware to Nevada had been completed. To accomplish the change of domicile the Company was required to file Articles of Incorporation with the State of Nevada. The Articles of Incorporation filed with the State of Nevada were practically unchanged as compared to the Amended and Restated Certificate of Incorporation that governed the Company in Delaware. Other than immaterial changes to form and references to Delaware and the General Corporation Law of Delaware, the only significant difference between the Delaware Certificate of Incorporation and the Nevada Articles of Incorporation was the removal of a provision specific to Delaware corporate law, that whenever a compromise or arrangement is proposed between the Company and its creditors or stockholders if a majority representing three-fourths in value of the creditors, or a class of creditors, and/or stockholders of the Company agree to a compromise or arrangement and to any reorganization as a result of the compromise or arrangement the reorganization shall be binding on all creditors or shareholders if sanctioned by the court to which the application has been made. As Nevada has no similar provision in its corporate code, this provision was removed from the Nevada Articles of Incorporation.

         In connection with the recent change of domicile of the Company from Delaware to Nevada, and in accordance with Article X of the By-Laws of the Company, the board of directors approved amended By-Laws of the Company at a meeting of the board of directors held on January 13, 2005. In light of the change of domicile, the Board's purpose in amending the By-Laws of the Company was ensure that the Company's By-Laws are consistent with Nevada corporate law. In connection therewith, the primary changes to the By-Laws were: (i) to eliminate references to Delaware and the General Corporation Law of Delaware and replace them with references to Nevada and the appropriate sections of the Nevada Revised Statutes; (ii) to eliminate a provision from the prior By-Laws that did not allow the stockholders of the Company to call a Special Meeting of Stockholders; and (iii) to shorten the minimum notice period for a stockholders' meeting from 20 days to 10 days in the event of meeting where the matter to be acted upon is a merger or consolidation of the Company, or a sale, lease or exchange of all or substantially all of the assets of the Company.

         Other than as disclosed above, the amendments to the Articles of Incorporation and By-Laws of the Company did not materially modify the rights of the shareholders of the Company.

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

Item 9.01 Exhibit and Financial Statements

         (a)      Exhibits

                  3.01 Articles of Incorporation of BMB Munai, Inc. (a Nevada corporation)
                  3.02 By-Law of Munai, Inc., (as amended through January 13, 2005)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  BMB MUNAI, INC.



Date: January 13, 2005                            By: /s/ Alexandre Agaian
                                                     ---------------------------
                                                     Alexandre Agaian, President

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